Exhibit 23.3
January 24, 2025
FS Vector LLC
via email
Attn: John Beccia
Re: Consent to Use of Report, Including Estimates and Data Therein
To Whom It May Concern:
We understand that Chime Financial, Inc. (“Chime”) is contemplating an initial public offering of its common stock (the “IPO”). In connection with the IPO, Chime proposes to submit and file a registration statement on Form S-1 (the “IPO Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “SEC”).
We hereby consent to the citation of the Chime vs. Traditional Retail Banking Study (the “Report”) and any of its contents, including the estimates and/or statistical data contained therein (the “Data”) in (i) the IPO Registration Statement, all subsequent amendments thereto and all preliminary and final prospectuses included therein, (ii) any other registration statements submitted or filed pursuant to the Securities Act with the SEC in connection with any public offerings of Chime’s common stock after the IPO, all subsequent amendments thereto and all preliminary and final prospectus included therein, (iii) presentations made by Chime to prospective investors, (iv) any marketing materials prepared by Chime, including, but not limited to, content on Chime’s website and any “testing the waters” or roadshow materials (including any video materials), and (v) any other SEC filings by Chime in connection with or following the IPO. Furthermore, we consent to the use of our name and to the citation of FS Vector LLC (“FS Vector”) as the source of the Data. In granting such consent, we represent that, to our knowledge, the statements made in the Report are accurate statements of FS Vector’s research results and independent estimates and opinion as of the date delivered to Chime, and fairly present the matters referred to therein.
We also hereby consent to the filing of this letter as an exhibit to the IPO Registration Statement and any amendments thereto. We further consent to the reference to our firm, under the caption “Industry, Market and Other Data” in the IPO Registration Statement, as acting in the capacity of an expert in relation to the preparation of the Report and the matters discussed therein.

Sincerely,

FS Vector LLC

By:	/s/ John Beccia

Name:	John Beccia

Title:	Chief Executive Officer